NUMBER: 30160
ARTICLES OF ASSOCIATION OF A COMPANY (SOCIETE ANONYME)
IN ACCORDANCE WITH CODIFIED LAW 2190/1920.
CAPITAL DRS 20.445.000 (Euro 60.000)

In the city of Athens, this Tuesday,  the thirty first (31st) day of July in the year  two  thousand  one  (2001)  and and in and in my  Notarial  Office,  at 5,
Iraklitou  str.,  before  me,  the Notary  Public  and  resident  in and for the district of Athens, Dionyssia Papa-Kosmopoulou,  having registered office in the city of  Athens,  the  following  known to me and not  challengeable  by the law person:

(1)  Ioannis  Christodoulou,  son of Dimos and  Maria,  auditor  born in Asgata,
Cyprus, the year 1954 residing in Papagou, Attiki (27,Reppa str.), holder of the no: 304.815/2000 Identity Card, issued by the Foreigners' Office of Pallini, who is a Cypriot national, and
(2) Dimitrios Simitzis son of Ioannis and Parthenopis, economist born in Larisa,
Larisa, the year 1958 residing in Ilioupolis,  Attiki (15, Fidiou str.),  holder of the no: I 194837/1974  Identity  Card,  issued by the H Police  Department of
Athens, of a Greek nationality,

who in the present case act jointly:

(A) On behalf of and as proxies and legal  representatives  of the company  with the  company  name  "Cinergy  Global  Power  Inc.",  which is  incorporated  and operating  under the Laws of the State Delaware of the United States of America,
and  has  its  registered  office  in  Delaware  of  USA  (1209  Orange  Street,
Wilmington,  County of New Castle,  Delaware),  by virtue of the as from 10 July
2001 delegated Power of Attorney issued by the initially authorized attorneys of this Company,  Christopher  Pieris Vanezis and Elaine Hackett,  which was signed before the Notary Public in the City of London J.M.G. Fea.

The Power of Attorney mentioned above was granted to the contracting  parties by the aforesaid initial attorneys, namely:

(a) Christopher Pieris Vanezis, son of Pieris Pavlos and Doreen Anne Mary and

(b) Elaine Hackett,  daughter of James Charles Levi and Margaret, by virtue of a special  order  granted to them by the legal  representative  (Manager)  of this
Company David L. Wozny, by virtue of the as from 28 June 2001 Power of Attorney, that was signed before Candace S. Erisen, a Notary Public in the state of Ohio.

(B) On behalf of and as proxies and legal  representatives  of the company  with the company name "Cinergy  Global  Holdings  Inc.",  which is  incorporated  and operating  under the Laws of the State Delaware of the United States of America,
and  has  its  registered  office  in  Delaware  of  USA  (1209  Orange  Street,
Wilmington,  County of New Castle,  Delaware),  by virtue of the as from 10 July
2001 delegated Power of Attorney issued by the initially authorized attorneys of this Company,  Christopher  Pieris Vanezis and Elaine Hackett,  which was signed before the aforesaid Notary Public J.M.G. Fea.

The Power of Attorney mentioned above was granted to the contracting  parties by the aforesaid initial attorneys, namely:

(a) Christopher Pieris Vanezis, son of Pieris Pavlos and Doreen Anne Mary and

(b) Elaine Hackett, daughter of James Charles Levi and Margaret, by virtue of a special order granted to them by the legal representative  (Manager) of this Company David L. Wozny, by virtue of the as from 28 June 2001 Power of Attorney, that was signed before Candace S.
Erisen,  a Notary Public in the state of Ohio. The aforesaid  Powers of Attorney
(initial and  subsequent),  which  -according to the binding  declaration of the assignee - have not been  revoked to date are duly  apostilled  according to the
Hague Convention of 5 June 1961 and attached hereto in certified copies from the original and in translation in the Greek language by Artemissia Karathanassi The persons who appeared,  acting in their capacity  mentioned above, state that the
Companies they represent, namely:

(a)  The company with the company name "Cinergy Global Power Inc" and

(b)  The company with the company name  "Cinergy  Global  Holdings  Inc" between themselves and by this contract establish a Societe Anonyme,  in accordance with provisions of C.L. 2190/1920,  as has been amended and is presently in force, the Articles of Association of which have as follows:

                                    CHAPTER A
          Establishment - Name - Registered Office - Object - Duration
                                    ARTICLE 1

The name of the Company is "CGP Global  Greece  Holdings  Societe  Anonyme"  and
under  the  trademark  "CGP  S.A" For  transactions/relations  (of the  Company)
abroad,  the  Company's  name will be rendered as "CGP  Global  Greece  Holdings
Societe Anonyme" and the trademark as "CGP S.A"..

                                    ARTICLE 2

1. The objective of the Company is the following:

a)   The  acquisition  and  sale of  holding  rights  in  domestic  and  foreign companies of any legal form and engaged in any kind of activity,

b)   The  participation  as founder  partner and  shareholder  in  domestic  and foreign companies of any legal form and engaged in any kind of activity,

c)   The  total  or  partial  financing  of all  or  any  of the  aforementioned activities,  the provision of specialised  services and activities  related with the above activities

d)   The execution of same or similar activities to the ones mentioned under the above objectives,  either directly by the Company or through its subsidiary companies

2. For the fulfilment of the aforementioned objectives the Company may:

a)   Lend,  borrow and find funds,  including the issuance of securities and any other title  incorporating a debt and the provision of guaranties,  as well as conclude contracts with regard to the aforesaid.

b)   To provide  guaranties  in favour of  companies  and  enterprises  or joint ventures in general,  in which the  Company  participates  or with which it co-operates in any way, to bind the Company and mortgage or put a pledge on
     its   property,   in   order  to   secure   liabilities   of  the   related
     companies/enterprises  or form a Group,  and on  behalf  of third  parties, individuals or legal entities.

c)   To develop and trade  trademarks,  licenses,  know-how  and other rights of intellectual or commercial property.

3.  Participation  in other  enterprises:  In order to fulfil  its  object,  the
Company is entitled to:

a)   Participate in any enterprise of any legal type, having the same or similar object of any legal form

b)   Co-operate in any way with any physical person or legal entity

c)   Establish branches or agencies and representations in any place and

d)   Represent any domestic or foreign company having the same or similar object of activity

e)   To complete any other activity, directly or indirectly serving its object.

                                    ARTICLE 3

The  Company's  registered  address  is the  municipality  of Athens  (Kifissias
Avenue, no 94). By resolution of the Board of Directors branches or agencies, as well as  representation  offices or other  offices  etc, may be  established  in
Greece or abroad.  The special  establishment,  foundation  and operation  terms shall be each time determined by the Board of Directors.

                                    ARTICLE 4

The company's  duration,  which commences as of the  registration in the Societe
Anonymes  Registry by the  competent  supervising  authorities'  of the decision approving  the  establishment  of  the  present  Company  and  its  Articles  of
Association, is determined for fifty (50) years and expires on the corresponding date of the year two thousand and fifty one hundred (2051).  The duration of the
Company  may be extended  or  abbreviated  by  resolution  of the  Shareholders'
General Assembly and amendment of this article.

                                   CHAPTER II
                             Share Capital - Shares
                                    ARTICLE 5

The share capital of the Company is  determined to the amount of twenty  million four  hundred  forty-five  thousand  (20.445.000)  drachmas  or  sixty  thousand
(60.000) Euro and is divided into six thousand  (6.000)  registered  shares of a nominal  value  of Drs  three  thousand  four  hundred  seven  and 0,5  drachmas
(3.407,5)  or ten euros (10) each.  The share  capital  of the  Company  will be covered in whole in cash and is payable  according to the  provisions of article
41 of this deed.

                                    ARTICLE 6

1.   With the  reservation  of the provisions of par 3 of this article the Board of Directors is entitled, during the first five years as from the company's establishment, by resolution, taken at least by the two thirds (2/3) of its members to:

a)   increase the share capital,  partially or in whole, by issue of new shares, for an amount which can not exceed the initial share capital, and

b)   issue a bond loan,  with  bonds  convertible  to shares,  for an amount not exceeding the one half (1/2) of the paid up share capital.

     In this case, the provisions of par 2 and 3 of art 3a of C.L.  2190/1920,as in force, apply.

     The said powers can be assigned to the Board of Directors by  resolution of the General  Assembly,  which is subject to the publication  formalities of art 7b of C.L. 2190/1920, as presently in force.
     In this case, the amount of the capital's increase cannot exceed the amount of the  capital  paid up at the date this  power was  granted  to the Board while the amount of the bond loan,  cannot exceed the one half (1/2) of the paid up capital at that date.
     The said  powers of the Board of  Directors,  may be renewed by the General
     Assembly for a period of time not  exceeding  the five years period of time for each renewal.
     The  respective  resolutions  come  into  force  after  the  expiry of each five-year  period,  while the resolution of the General Assembly is subject to the publication  formalities of art 7b of C.L 2190/1920, as presently in force.
2.   With the  reservation  of par 3 of this  article,  the General  Assembly is entitled,  during the period of the first five years as from the  Company's establishment,  by resolution  taken in accordance  with the  provisions of art.29 par. 1 and 2 and art. 31 par.1 of  C.L.2190/1920,  as  presently  in force,  to increase  partially  or in whole,  by issue of new  shares,  the initially paid up capital five times as much.
3.   In exception of the provisions  contained in the previous paragraphs and if the  company's  reserves  exceed the one fourth  (1/4) of the paid up share capital,  the General  Assembly's  resolution is always required,  and such resolution is taken in accordance  with the provisions of art. 29 par.3 and
4    and art 31 par 2 of C.L. 2190/1920, as in force presently, and amendment of the  article  of this  deed  which  refers to the  share  capital.  4. Such capital's increases, which are decided upon in accordance with paragraphs 1 and 2 of this  article,  do not  constitute an amendment of the Articles of
     Association.
5.   Furthermore, the competence of the Board of Directors to increase the share capital,  pursuant to art 1 of this  article,  may be exercised in parallel with  that of the  General  Assembly,  in  accordance  with  par.2  of this article.
6.   Within the first two months  from the  establishment  of the Company and in every case of share  capital  increase  within one month from the expiry of the deadline for its  payment,  the Board of Directors  must hold a special meeting with sole issue of the agenda the  certification  of the payment of the share capital by the Shareholders.  Within twenty (20) days as from the expiry of the time  limit  mentioned  above the  President  of the Board of
     Directors  must submit to the competent  supervising  authorities a copy of the  relevant  minutes of the meeting of the Board of  Directors,  which is subject  to the  publication  formalities  of art 7b of C.L  2190/1920,  as presently in force
7.   The resolution of the Company's competent instrument,  which decides on the increase of the capital must at least determine the details of the issuance of the new shares,  the time and method of the new capital's  payment,  the nominal value of the shares and the rest terms of the increase.
8.   The issue of the new shares cannot be below par. In the case of issuance of shares  above par shall,  the balance  between  the  nominal  value and the issuance value is transferred to a special  reserve  account created by the issuance of shares above par shall, which cannot in any case be distributed as dividend or percentage.

                                    ARTICLE 7

The shares of the Company  are  registered  and not  binding,  according  to the meaning of article 10 of the present  deed,  and they may be converted to bearer shares  by  resolution  of the  Shareholders'  General  Assembly,  provided  the provisions of art 29 par 1 and 31 par 1 of  L.2190/1920,  relating to the quorum and majority are met, and by a subsequent amendment of this article.

                                    ARTICLE 8

(1) The share titles of the Company are  detached  from a dublicate  book,  they bear date and number as well as the registration  number of the Company with the
Registry of Societe  Anonymes of the  competent  administrative  authority,  the
Company's  seal  and  the  signatures  of two  members  of the  Board,  who  are determined by the Board of Directors.

(2) The shares' titles shall further  include the first name and the family name of their holders as well as the rest holders' data required by law.

Each title shall include the  procedure to be followed,  according to articles 9 and 10 of the present deed, in the case of transfer of any title.

(3) The type of the titles shall be determined  by the Board of Directors.  Each title may include more than one (1) shares,  according to the resolutions of the board of Directors.

(4) By  resolution  of the Board of  Directors  and until  the  issuance  of the permanent  titles,  temporary  titles may be issued,  which will be subsequently replaced by the permanent ones.

(5) The shares and the  respective  deriving  rights are  undivided.  In case of co-ownership of more holders in one (1) share, the holders must appoint a common representative with regard to their relations with the Company.

(6) The company is entitled to recognise  only one holder of each share.  In the case  where the  holders  of a share or of more  shares do not  appoint a common representative, such share or shares are not represented in the relations of the co-owners with the Company.

                                    ARTICLE 9

The transfer of  registered  shares is effected by  registration  in the special book of the Company,  which is dated and signed by the  transferors  or acquirer shareholders or their authorised attorneys.

After  each  transfer  a new title is  issued or a note is made on the  existing title that a transfer has been  effected as well as the full name,  the address, the profession and the nationality of the transferor and the acquirer.

The aforementioned  data are also registered in the aforementioned  Special Book which is  maintained  by the  Company.  The Company  considers  as holder of the respective shares the person mentioned in the said Book.

                                   ARTICLE 10

1.   Each shareholder is not entitled to sell or transfer  registered  shares at any price to any  third  price  before  he  offers  them to the rest of the shareholders at the same price and under the same conditions.

2.   In case a shareholder wishes to sell or transfer his shares, he must notify in  writing  the  Chairman  of the Board of  Directors  about the number of shares he wishes to sell, their  registration  number,  their price and the other  terms  with  regard to their  sale.  The  Chairman  must  notify the announcement to the rest of the shareholders within ten (10) days from said announcement.

3.   The other  shareholders  are  entitled  to purchase  the offered  shares in proportion to their  participation  to the share  capital.  The rest of the same  shareholders  are  entitled  to  purchase  shares,  which  have  been purchased by others,  in  proportion  to their  participation  to the share capital. The exercise of this right must be notified to the Chairman of the
     Board of Directors in writing  within the time limit set by him,  which can not be less than  twenty  (20) days or more than  thirty (30) days from the date of said notification.

4.   In case the  shareholders do not wish to purchase the offered shares by the aforementioned members, these shares may be freely disposed.

5.   Every  application  for the  registration of the transfer of shares must be accompanied by a special  declaration of the applicant,  in which the price paid and the rest of the acquisition terms are stated therein.

                                   ARTICLE 11

Ownership of a share title results ipso jure in the  acceptance of the Company's
Articles of  Association  and decisions  taken,  in accordance  with the law, by either the Board of Directors or other Company's Bodies.

                                   ARTICLE 12

1.   The  shareholders  are entitled to participate in the Company's net profits in proportion to the number of shares they own and are further  entitled to exercise this right in  accordance  with the  provisions of the law,  these
     Articles of Association and the Company's lawful resolutions.

2.   The  shareholders'  liability  is  limited  to the  nominal  value of their shares.

3.   In  the  event  of  share  capital  increase,  which  is  not  effected  by contributions  in kind,  as well as in the  event  of issue of bonds  which grant the right for their  conversion  to shares,  a  pre-emptive  right is granted for the total  amount of the new capital and for this bond loan for the benefit of those who are shareholders of the Company at the time of the issue of the new  shares  or of the bond  loan and in  proportion  to their participation percentage in the existing share capital.

     Following the expiry of the time limit set by the Company's  competent body deciding on the increase,  for the exercise of the above pre-emptive right, which  (time-limit)  cannot be less than one (1)  month,  the  shares,  not undertaken by the old  shareholders,  are freely  disposed by the Company's
     Board of  Directors  in a price  that is not lower  than the price at which they were offered to the shareholders.

     Should the  Company  body  deciding  the  increase in the  Company's  share capital  have  failed  to set  the  time  limit  for  the  exercise  of the pre-emptive right, then such a time limit or the extension  thereof,  shall be  determined  by a  decision  of the Board of  Directors  within the time limits stipulated in article 11 of C.L. 2190/1920, as applicable.

     The invitation for the exercise of the pre-emptive right,  wherein the time limit  within which such right must be  exercised  must also be stated,  is published in the Government  Gazette (Societe Anonyme and Limited Liability
     Companies Bulletin).

     The  aforementioned  invitation  and the time limit for the exercise of the pre-emptive right may be omitted,  if in the General Assembly  resolving on the above shareholders  representing the total share capital of the Company were present and  informed of the specific  time limit set for the exercise of said  right or have  declared  their  decision  to  exercise  or not the pre-emptive right.

     Exceptionally,  should  all  shares  of  the  Company  be  registered,  the publication  of  the  invitation  may be  replaced  by  registered  letters
     "receipt requested", which will be sent to all shareholders. Subject to the limitations  provided  for in par 6 and 7 of  article 13 of  L.2190/20,  as presently  in force,  said  preference  right  may  either  be  limited  or abolished by resolution of the General Assembly.

4.   It is prohibited to the Company to acquire its own shares as well as shares of subsidiary companies as pledge to secure loans granted by the Company or to secure other claims. The companies which are subsidiaries in the meaning of C.L.  2190/20,  as in force,  are not  entitled  to invest part of their share  capital  in shares of the parent  company.

5.   The Company  may not  acquire its own shares,  either from itself or from a person acting in his name but on its account.

     The prohibition of the previous paragraph shall not apply in the case of:

     (a)  Acquisitions  made in view of a reduction  of capital,  decided by the
          General  Meeting  of  Shareholders  in  accordance  with the  relevant provisions of the Articles of Association.

     (b)  Acquisitions following a universal transfer of property.

     (c)  Acquisitions  of  shares,  which  have been paid off in full and which derive  from  compulsory  executions  effected  for the payment of the
          Company's claims.

     (d)  Acquisitions  made  gratuitously  provided  they have been paid off in full.

     (e)  Acquisitions made for the purpose of distribution of shares to Company personnel or to personnel of an affiliated  company,  according to the specific conditions and prerequisites  provided in case ot' of par.
          2 of article 16 of C.L.  2190/20,  as in force.  Shares acquired under case a' and  b' of the preceeding  paragraph,  must be cancelled immediately,  whereas  shares  acquired  under  c  and d of  the  same paragraph must be sold within the shortest time possible, which cannot exceed one year.  Should  this time limit  lapse,  the shares  must be cancelled immediately.

6.   The decision of the General Meeting of the Shareholders with respect to the capital's  reduction must, under the penalty of nullity,  state the purpose of the reduction  and the way the  reduction in question  shall be effected and it must also be accompanied by a certified  auditor's  report regarding the Company's ability to meet the shareholders' claims.

                                    CHAPTER C
                  Company's administration - Board of Directors
                                   ARTICLE 13

1.   The  Company is  managed by the Board of  Directors,  which  consists  of a minimum of three (3) and a maximum of seven (7) Members.

2.   The Board of Directors,  subject to the  reservation of articles 10 and 23a of C.L.  2190/20,  as in force,  represents and manages the Company and the
     Company's  assets,  resolves  on all  issues  related  to the  scope of its activities,  except  on those  that in  accordance  with the law and  these
     Articles of Association fall within the exclusive competence of the General
     Assembly, or a decision thereon is already lawfully taken.

3.   Specifically, an indicative and not limited list of the Board of Directors'
     competence, within the Company's objects, follows:

     a)   Represents  the  Company  before  any third  party,  any Court and any
          competent  Public,  Administrative,   Municipal  or  other  Authority,
          appoints proxies,  attorneys-at-law and legal advisors, appears before any Court of any degree and jurisdiction, having all the capacities of a litigant party, entrusts the taking of oath to one of its members or manager or employee,  appoints arbitrators,  exercises or waives legal remedies or injunction measures,  proceeds with compulsory executions, files  bankruptcy  petitions and charges and  challenges  documents as forged or invalid and nullifies trials.

     b)   Manages, invests and exploits the Company's assets, purchases,  sells, registers  mortgages,  pledges,  executes in rem,  real or in personae usufruct, leases, hires, exchanges movable items or real estate, takes security or other measures for the company's assets, issues,  accepts, guarantees or assigns bills of exchange or other securities,  collects the Company's debts,  grants any kind of guarantees or avails in favor of third  parties and, if this is deemed  beneficial  to the company's scope of activity, makes or accepts consignments, concludes or accepts loans or letters of credit or bank advances or others with any kind of security,  requires the issue of letters of  guarantee  and in general concludes any  contractual or commercial  agreements,  legal action or transaction.

     c)   Decides for the Company's participation in other companies or business units with similar activities.

     d)   Manages  and  organizes  the  Company  and its  activities,  concludes contracts  of  factoring or  representation  with  foreign  companies, resolves on the incorporation,  operation,  termination of branches of the Company, appoints and revokes Directors,  agents,  representatives and  the  Company's  personnel,  determines  their  duties  and  their remuneration,  calls the  shareholder's  General  Assembly in session, ordinary or  extraordinary,  and  determines  the  General  Assembly's agenda.

     e)   Closes the Company's  books and  accounts,  prepares the Balance Sheet and annual  financial  statements,  the  Appendix  and the  Management
          Report of the Board of  Directors,  suggests  the  depreciation  to be effected or the  investments of the Company's  assets,  the way of the
          profits'   distribution   or  the   amendments   of  the  Articles  of
          Association.

     f)   In general  carries out any action and resolves on any matter  related to the Company's activities and the management of its assets in Greece and abroad, even if it is not provided for in this article.

     g)   Resolves on the  participation of the Company in other  enterprises or
          Companies of any legal form.

4.   All acts of the Board of Directors,  even if not within the Company's scope of activities,  are binding on the Company  towards third parties unless it is proved  that same third party was aware or ought to have been aware that those acts were beyond the scope of the Company's objects.

     Compliance  with  publication  requirements  relating  to the  Articles  of
     Association and its
     amendments  as set by the  law is  not  conclusive  evidence  thereon.

     Any  limitation  of the  Board  of  Directors'  powers  set  either  by the
     Company's Articles of Association or the General Assembly is not conclusive upon third party acting bona fide,  even if publication  requirements  were complied with.

5.   All duties and other activities,  including the (Company's) representation, and the duties and rights of this article,  are exercised by all members of the Board  jointly,  but the Board may  delegate  wholly or partly or for a specific field or act by virtue of its resolution the  representation,  the actions,  the duties or its rights  -except for those which  require  joint action- to any of its members or to a third party,  determining at the same time the purpose of such delegation.

                                   ARTICLE 14

The General  Assembly  is entitled to elect Board  members who may or may not be shareholders and in any case they may be re-elected.

                                   ARTICLE 15

1.   The  members of the Board of  Directors  are  elected by the  Shareholders'
     General Assembly for a five-year term of office which may be extended until
     the  Ordinary  General  Assembly,   which  approves  the  annual  financial
     statements of the fifth  accounting  period  following their election,  but which cannot exceed in total the period of six years.

2.   If due to death or resignation  or other reason a Board  member's  position becomes vacant, the remaining members,  if they are at least three, elect a temporary replacement for the remaining period of the term of office of the replaced  member.  Such  replacement  is  submitted  for  approval  to  the
     Shareholders'  General  Assembly  following the  election.  The acts of the
     Director  thus elected are deemed  valid,  even if his  appointment  is not ratified by the General Assembly.

3.   The Board of  Director  members  may  always be  re-elected  and are freely revocable.

                                   ARTICLE 16

1.   The Board of  Directors,  immediately  after its  election  by the  General
     Assembly,  convenes  and is  constituted  to a Body,  electing by roll call voting during its first meeting its President and its Vice-President.

2.   The  President of the Board of Directors  conducts its meetings and informs the Board on the Company's operation.

     In the absence or impediment  of the  President to attend a Board  meeting, the  Vice-President  replaces  him and if he is also absent or is unable to attend  the  meeting,  he is  replaced  by one of the  remaining  Directors appointed by the Board.

3.   The Board of  Directors  is  entitled to elect one or two of its members as
     Managing  Directors or  Authorised  Directors and to elect from its members substitute Managing Director or Authorised Director.

4.   The Managing Director's and the Authorised Director's  responsibilities are determined by resolution of the Board of Directors.

                                                  ARTICLE 17

1.   For issues,  specifically determined by the Board of Directors, the Board's powers may be exercised by the General Director,  his substitute or one (1)
     or more members of the Board of Directors or employees of the Company or by other persons that are neither members of the Board of Directors nor belong to the personnel of the Company.

2.   The  entrustment  of the rights of the Board of Directors in one (1) of the proxies  mentioned above, does not exclude the appointment of another proxy with the same or more limited  power,  neither does it deprive the Board of
     Directors  the right to also  exercise the rights  granted to it by the Law and the Articles of Association.

3.   The Board of  Directors  by its  resolution  determines  which and how many signatories are required for the undertaking of obligations by the Company.

                                   ARTICLE 18

The Board of Directors meets at the Company's  registered  office,  is called to the meeting by its  President on a date and time  determined  by him,  regularly once per calendar month and  extra-ordinarily,  when the President  considers it necessary or if applied for by two Board members. In the event of convocation of the Board of Directors by its Chairman,  respective  invitation must be notified to its  members  at least two (2)  working  days  prior to the date of  meeting, regular or extraordinary.

The invitation must also specify with clarity the items on the agenda, otherwise the taking of valid  decisions  shall only be  permitted  if all  members of the
Board of Directors are present and none objects thereto.

The  convocation  of the Board of  Directors  may be requested by two (2) of its members by means of an application to the Chairman, who is obliged to convoke it within ten (10) days from the submission of the application.

In the event the President refuses to call the Board of Directors meeting within the time limit set above or in case the President  calls it after the expiration of the term,  the members  asking for it may within 5 days from the lapse of the ten days period call the meeting themselves notifying the relevant invitation to all other Board members.

In said application, all the issues of the agenda of the Board of Directors must be mentioned with clarity, under the penalty of nullity.

The Board of Directors  may lawfully be called and meet in other places  besides its  registered  office,  in Greece or abroad,  if all  members  are  present or represented in the meeting and all of them agree to both the meeting so held and the decision making authority.

                                   ARTICLE 19

1.   The Board of Directors  is in quorum and lawfully  meets when one half plus one of its members is present or represented, but in any case when at least three (3) members are present in person. The absent members are entitled to be  represented  by  another  member by virtue of an  authorisation  letter granted for one or several meetings.

     Each  present  member  may  represent  only  one  absent  member.  Member's representation by a non-member is not valid.

2.   The  resolutions  of the  Board of  Directors  are  taken  by the  absolute majority of the present and  represented  members,  with the reservation of art 6 par 1 of the Articles of Association.

     In case of equality of votes,  the casting vote of the  Chairman  shall not prevail.

3.   With regard to the  discussions  and  resolutions of the Board of Directors minutes are kept,  registered  in a special  book.  These are signed by the
     President and the members present in each meeting.

     In this book the opinions of those who disagree are also entered upon their request.

4.   No Director  may refuse to sign the minutes of the Meeting at which  he/she was present.

     In any case,  the non signing of the Minutes by one or more  Directors  who were present at the meeting, does not result in the nullity of the Board of
     Director's resolution legally taken.

5.   If due to any reason a Board member's position becomes vacant, the Board of
     Directors  legally  convenes and validly  decides,  provided the  remaining members are no less than three.

6.   Copies or extracts  from the Minutes  Book of the Board of  Directors,  are certified by the President or the  Vice-President of the Board of Directors
     or the Managing Director at the time when the copy or extract is issued.

7.   Copies of the Minutes of the Board of Directors  meetings,  for which exist an obligation for submission with the Company's Registry in accordance with article 7a of C.L.  2190/20,  are  submitted  to the  competent  Authority, within a  time-period  of twenty  (20)  days as of the Board of  Directors'
     meeting.

                                   ARTICLE 20

1.   The members of the Board of Directors can be indemnified  for each personal presentation in the meetings of the Board of Directors.

     The amount of this  indemnity  is  temporarily  determined  by the Board of
     Directors,  subject to its approval by a special resolution of the Ordinary
     General Assembly.

2.   Any other remuneration or indemnity of the Board of Directors'  members, is burdening  the company only in case it is approved by a special  resolution of the Ordinary  General  Assembly,  following a suggestion of the Board of
     Directors.

3.   It is  prohibited  to the  Members  of the  Board  and  in  general  to the
     Directors participating in any way in the Company's management,  as well as to its Managers to act, by  profession,  without the consent of the General
     Assembly  on their own behalf or on the  behalf of others,  deeds that fall within the scope of the company's  activities,  to  participate  as General
     Partners in General  Partnerships or to be administrators of companies that pursue similar activities.

4.   In the case of contravention  of the above provision,  the Company shall be entitled to indemnity, according to the provisions of article 23 par. 2 and
     3 of Codified Law 2190/20, as in force.

5.   Loans granted by the company to its founders, Members of the Board, General
     Managers  or  Managers,   their   relatives  up  to  the  third  degree  by
     consanguinity  or  by  marriage,  including  the  spouses  of  the  persons mentioned  above,  as  well as the  supply  of  credit  or  guarantee,  are prohibited and invalid.  Furthermore,  it is in general prohibited and such transactions  are invalid,  to the company to grant loans to third parties, or in any way supply  them  credit or  warranty  in order for the latter to acquire the company's shares.

6.   Any other  contracts  concluded by the company  with the persons  mentioned above, except those falling within the limits of day-to-day transactions of the company with its customers,  are invalid, if not previously approved by special resolution of the Shareholders' General Assembly.  Said approval is not granted, if shareholders that represent at least one third of the share capital  represented  in the  General  Assembly  opposed  to it.  The above prohibition  also applies to employment  contracts or assignment  contracts between the Company and the members of the Board of Directors.

7.   The  prohibition of par. 6 of this article is also effective in the case of granting of loans or supply of credit that are granted  from  subsidiaries, in the spirit of art 42e,  par. 5 of the  Codified  Law  2190/1920  or from
     General  Partnerships,  in which  the  Company  participates  as a  General
     Partner.

8.   Violation of the  provisions  of par. 3, 5, 6 and 7 of the present  article may result in the  penalties of article 58a of the Codified Law  2190/1920, as in force.

                                   ARTICLE 21

1.   The members of the Board of Directors  are  personally  liable  against the
     Company  only for  orders  entrusted  to them,  while  they do not bear any responsibility  against the  shareholders  or third persons for the general management and administration of the Company,  except in cases provided for by the Law.

2.   Each  member of the  Company's  Board of  Directors  is liable  against the
     Company for the management of the Company's affairs for every negligence.

     Said liability of the members of the Board of Directors ceases to exist, if it is  proven  that  they  have  managed  the  company's  affairs  with due diligence, as defined by law (diligence of a wise head of a family).

     This shall not apply to the Managing  Directors  who must  exercise  utmost diligence.

     Such  liability  does not exist for  actions  or  omissions  that have been undertaken by virtue of a lawful resolution of the General Assembly.

3.   The  civil  action  against  the  members  of the  Board of  Directors  for violation of Law or breach of Articles of Association or for abuse of their mandate,  is  hereby  filed,  with the  reservation  of the  provisions  of articles 22b of Codified Law 2190/1920 as is presently in force,  only when the Company is still  operating or during the stage of its  liquidation and only following a resolution taken by the Shareholders'  General Assembly or upon  request/application of shareholders  representing the one third (1/3)
     of the paid up share capital.

     The  minority's  application  is taken  into  consideration,  only if it is ascertained that the applicants have become shareholders at least three (3)
     months before filling the application. The above mentioned requirements are not  effective,  in case the damage is due to malice of the  members of the
     Board of Directors.

4.   Every member of the Board of Directors is obliged to keep absolute  secrecy on confidential  issues of the company which have come to his notice due to his capacity as Board member.

                                   CHAPTER IV
                              The General Assembly
                                   ARTICLE 22

1.   The  Shareholders'  General Assembly is the supreme body of the Company and is  entitled to resolve on any  Company's  matter,  its lawful  resolutions being binding on all shareholders, even those absent or dissenting.

2.   The General Assembly is the only competent Body to decide on the following:

     a.   On  any  amendment  of  the  Articles  of  Association.  As  such  are considered  capital increases or decreases with the exclusion of those mentioned in art 6 par 1 and 2 of the present and of those  imposed by mandatory law provisions.

     b.   On the  election  of  members  of the  Board of  Directors,  except as provided for in art 15 of the present.
     c.   On the approval of the annual financial statements.
     d.   On the distribution of the annual profits.
     e.   On the issue of a bond loan converted to shares
     f.   On the  extension  merger,  de-merger,  conversion,  re-establishment, extension of the duration or dissolution of the Company.
     g.   On the appointment of auditors.
     h.   On the appointment of liquidators.

                                   ARTICLE 23

1.   The  Shareholders'  General  Assembly is convened by the Board of Directors and shall be held  regularly  at the seat of the Company once a year always within  the first six (6) months  from the  expiration  of each  accounting year.

     The Board of Directors can convene the General  Meeting of  Shareholders in an extraordinary session whenever it deems it necessary.

     The General Assembly may  exceptionally  convene in another place in Greece following a specific permission of the competent Authority, determining the terms and conditions of such  permission.  Such  permission is not required when all  shareholders  representing the whole share capital are present or represented in the General  Assembly and no-one objects to the  convocation of the Assembly and the adoption of resolutions.

2.   The Board of Directors should invite the General Assembly to convocation in all cases  provided for by the law and the present  Articles of Association as well as in other cases to be  determined  by a relevant  decision of the
     General Assembly.

3.   The Board of  Directors  should  invite the  General  Assembly  following a request of the auditors and with the agenda  determined by them, within ten
     (10) days as of the notification of the respective  request to the Chairman of the Board.

                                   ARTICLE 24

1.   The ordinary and extraordinary  Shareholders'  General  Assemblies shall be called at least twenty (20) full days prior to the date determined for said meeting,  including  holidays,  but not the day  when  the  invitation  was published and the day of the convocation of the General Assembly.

     The invitations for adjourned General Assemblies, and for the meetings that are assimilated to those,  should be published at least ten full days prior to the date determined for such meetings.

     The invitations for the ordinary and extraordinary Assemblies are published twenty (20) full days before the meeting in one daily  political  newspaper widely circulating in Greece,  published in Athens, at the judgement of the
     Board  of  Directors  and in  one  daily  financial  newspaper  from  these specified as such in the Minister of Commerce decision, according to art 26 para. 2 of the C.L.  2190/1920,  as presently in force, and in one daily or weekly newspaper of those published at the region of the company's seat and in case none is  published in such  location,  then to one  newspaper  from those issued in the capital town of the Prefecture in which the company has its  seat.  If the  company's  seat  is  located  outside  the  area of the municipality of Athens the publication is effected  according to article 26 para 2 case (e) of CL 2190/20.

     The  invitations  are  also  published  in the  Greek  Government  Gazette,
     Bulletin  of Societe  Anonyme and EPE at least 10 days prior to the date of the Assembly in case of an ordinary and extraordinary  meeting and at least
     5 days prior in the case of a repeated General Assembly meeting,  according to article 3 of the  Presidential  Decree dated 16 January 1930 `On Societe
     Anonymes and Limited Liability Companies'.

2.   The  invitation for the  convocation of the General  Assembly must at least specify with clarity the date and the time of the meeting, the location, as well as the  items on the  agenda.  These  invitations,  apart  from  being published, must be posted at a prominent place in the company's premises.

3.   No invitation is required provided that all members  representing the total share capital are present or  represented at the meeting and no one objects to the convention of the meeting and the adoption of resolutions.

4.   The Board of  Directors  of the Company has the  obligation,  ten (10) days before the Ordinary  General  Assembly,  to provide every  shareholder  who requests  it,  with  the  annual  financial  statement  and a  copy  of the respective  report  of the  Board of  Directors,  as well as the  auditors'
     report.

                                   ARTICLE 25

1.   The  shareholders  wishing to  participate  in the General  Assembly,  must deposit their shares with the Treasurer of the Company, or with the Cashier of the Fund of Loans and Deposits,  or any banking institution in Greece or abroad,  as these are determined in the invitation,  at least five (5) full days prior to the date fixed for the meeting.

2.   Shareholders  entitled  to  participate  in  the  General  Assembly  can be represented by lawfully  authorised  persons,  who may not be shareholders.
     Ownership of the share entitles its holder to  participate  and vote in the
     General Assembly. The number of votes depends on the number of shares.

     The shares of the company owed by the company itself are calculated for the formation of a quorum but they do not incorporate voting rights.

3.   Receipts  of  deposits   of  shares  as  well  as   documents   authorising
     representatives  of  shareholders  must be deposited  with the Company,  at least five (5) full days before the session of the General Assembly.

4.   Shareholders  who have not complied with  provisions of par 1 and 3 of this article may participate at the General Assembly only after its permission.

                                   ARTICLE 26

1.   Forty-eight  (48) hours prior to any General Assembly there shall be posted at a prominent place in the Company's  premises a list containing the names of those entitled to vote in the General  Assembly.  This list must include all data  stipulated  by law, such as the eventual  representatives  of the shareholders,  the number of shares  and votes of each one,  as well as the addresses of the shareholders and their representatives. In this list it is furthermore  included by the Board of Directors all the  shareholders  that have complied with the provisions of art 25 of this deed.

2.   Possible  objections of any  shareholder  on the above  shareholders'  list should be raised  only on  commencement  of the  General  Assembly  meeting before the commencement of the discussion on the items of the agenda.

                                   ARTICLE 27

1.   A quorum shall be deemed to be present and the General Assembly may validly transact  the business on the agenda  whenever  the number of  shareholders present in person or by proxy  represents  at least one fifth  (1/5) of the paid-up  share  capital.  Should such a quorum not be obtained in the first meeting,  the General  Assembly shall convene again within twenty (20) days from the date of the adjourned  meeting,  the shareholders being invited at least ten (10) days prior to such meeting.

     The latter adjourned  General Assembly shall be deemed to form a quorum and may validly act on the items of the initial agenda,  no matter what part of the capital is represented thereat.

2.   Exceptionally  a quorum  shall be  deemed  to be  present  and the  General
     Assembly  may validly  act on the items of the agenda only if  shareholders representing  two-third  (2/3) of the paid-up  share capital are present or represented therein, when deciding on the following issues:

     a.   The amendment of the Company's nationality.
     b.   The amendment of the Company's objects.
     c.   The increase of the shareholders' obligations.
     d.   An increase or reduction of share  capital,  with the exception of the increases  of  Article 6  paragraph  1 and 2 of the  present  or those imposed by Law.
     e.   The capitalisation of reserves.
     f.   Issue of a bond loan.
     g.   A change in the manner of distribution of the profits.
     i.   The  extension  of  the  term  or  merger   segregation,   conversion,
          re-establishment, absorption or dissolution of the Company.
     h.   The  grant or  renewal  of  authority  to the  Board of  Directors  to increase  the share  capital or issue bond loan,  according  to art 13 para. 1 of C.L. 2190/1920.

3.   If a quorum  as  provided  in par 1 of this  Article  shall  not have  been achieved,  the General Assembly  convenes and is in session again according to the  provisions of par 1 of the present  article and is deemed to have a quorum  and meet  validly  on the  items of the  initial  agenda if at such meeting  is  represented  by at least one half (1/2) of the  paid-up  share capital.

4.   If again no such quorum is present,  a second adjourned  Assembly  convenes and is in  session  again  according  to the  above and is deemed to have a quorum and meets  validly on the items of the original  agenda when in such meeting is  represented  by at least one third (1/3) of the  paid-up  share capital.

                                   ARTICLE 28

1.   The resolutions of the General Assembly are taken by the absolute  majority of the votes represented at it.

3.   Exceptionally, all decisions provided in para. 2 of Article 27 are taken by a two-thirds (2/3) majority of the votes represented at it.

                                   ARTICLE 29

1.   The  President  of  the  Board  of  Directors  or,  in  his  absence,   the
     Vice-President,  or in the latter's  absence,  the senior  member  present, shall preside temporarily over the Shareholders' General Assembly.

     The duties of Secretary are temporarily carried out by the person appointed by the President.

2.   After the list of shareholders to vote is approved,  the Assembly  proceeds with the  election  of its  Chairman  and a  Secretary  who  serves as vote counter.

                                   ARTICLE 30

1.   Discussions and decisions of the General  Assembly are limited to the items on the agenda, as published  according to the procedure provided in article
     24 of the present deed.  Discussion on items other than those on the agenda are allowed only if they refer to  amendments  of the  propositions  of the
     Board of Directors to the General  Assembly or to a proposition  of another
     General Assembly.

2.   For the subjects  discussed  and approved at the Assembly  minutes are kept and they are signed by its Chairman and its Secretary.

     Following an  application of any  shareholder,  the Chairman of the General
     Assembly  is obliged to  register  in the  minutes an exact  summary of the opinion.

     In the same book the list of  shareholders  present and  represented at the
     General Assembly is also  registered,  according to the provisions of par 1 of art 26 of this deed.

3.   The copies and  extracts  of minutes are  ratified  by the  Chairman of the respective General Assembly,  or by the President of the Board of Directors
     or his deputy.

4.   If at the Assembly there is only one shareholder  present,  such meeting is attended by a representative of the competent supervising Authority or by a
     Notary Public of the seat of the Company, who also signs the minutes of the
     Assembly.

                                   ARTICLE 31

1.   Following approval of the Annual Financial Statement,  the General Assembly
     shall decide by special vote taken by roll-call on the release of the Board of Directors and Auditors from any liability for indemnity.

     Such release shall be ineffective with respect to the matters  specified in
     Article 22a of C.L. 2190/1920 as effective.

2.   Members  of the  Board  of  Directors  and  employees  of the  Company  may participate  in the voting for the release of the Board of  Directors  only with the shares they own.

                                    CHAPTER V
                          Auditors and Minority Rights

1.   For  the  resolution  of  the  General  Assembly  on the  annual  financial statements, these statements must first be audited by two auditors.

     The ordinary  General  Assembly  elects every year 2 regular and substitute auditors determining at the same time their fees.

     The Assembly can appoint only one regular and one  substitute  auditor,  if they are chartered accountants.  In case the limits of par 6 of art 42a, in combination  to art  132  and  133 of  C.L.  2190/1920  are  exceeded,  the appointment of chartered accountants is obligatory.

     The auditors can not be re-elected for more than five accounting years.

2.   Within  five (5) days from the  General  Assembly  that has  appointed  the auditors, the Company shall notify these auditors their appointment, and in the event that they do not refuse  such  appointment  within five (5) days, they are deemed to have accepted it and bear all the  responsibilities  and obligations prescribed by art 37 of C.L. 2190/1920.

                                   ARTICLE 33

1.   The auditors  and their  substitutes  are always  appointed by the previous
     General Assembly which also determines their appointment and their fees The auditors shall monitor during the accounting year the company's  accounting and  managerial  state and are  entitled  to take  cognisance  of any book, account  or  document  of the  Company,  as well as of the  minutes  of the
     General Assembly and of the Board of Directors.

     The  auditors  are obliged to proceed to any  necessary  suggestion  to the
     Board of Directors.  Furthermore, in case of violation of the provisions of
     Law or of the  Articles  of  Association,  they  must  refer  these  to the competent supervising Authorities.

     After the  termination of the  accounting  year the auditors are obliged to audit the Balance Sheet and the annual  financial  statements and to submit their  report  on the  result of their  findings  to the  Ordinary  General
     Assembly.

     The report must show  clearly,  after an  examination  of the  accuracy and legality of the entries in the Company's  books,  whether the Balance Sheet represent its financial  situation at the date of expiration of the audited accounting year and the loss and profit account shows the actual results of this accounting year.

     The auditors report must state all the provisions  stipulated in article 37 and 43a para. 1, 2 and 3 case (e) of CL 2190/20 as in force.

2.   The auditors should be present during the General  Assembly and provide all information  related to the audit carried out and verify the  conformity of the content of the Board of Director's report with the respective financial statements.  For this  purpose the report must be notified to them at least
     30 days prior to the General Assembly

3.   The  auditors  are liable  during the  exercise  of their  duties for every offence and are obliged to compensate  the company.  The liability  arising from this article can not excluded or amended.  The company's claim elapses after a two years  period.  Auditors of the  company  can not be  appointed individuals  of the ones stated in para. 1 of article 10 and article 23a of
     CL 2190/20 as in force.

                                   ARTICLE 34

The auditors are entitled,  through an  application to the Chairman of the Board of Directors, to ask for the convocation of an extraordinary meeting.

The Assembly is  obligatory  convened by the Board of Directors  within the days from the notification of the application to the chairman and has as agenda issue the content of the application.

                                   ARTICLE 35

1.   At the request of  shareholders  representing  one twentieth  (1/20) of the paid up share  capital,  the  Board of  Directors,  is  obliged  to call an extraordinary  Shareholders' General Assembly,  the meeting of which should be held not later than thirty (30) days as of the day of  submission of the application to the President of the Board of Directors.

     The agenda's item must be specifically mentioned in the application.

2.   At  the  request  of  shareholder  or  shareholders  representing  the  one twentieth (1/20) of the paid up share capital,  the Chairman of the General
     Assembly,  ordinary or extraordinary,  is obliged to postpone only once the adoption of any resolution and to fix as date for the  continuation  of the meeting the date specified in the request of the  shareholders,  which date though  should  not be later  than  thirty  (30)  days as of the day of the postponed meeting.

     The General  Assembly that convenes  after the  postponement  constitutes a continuance  of the  previous  one and it is not  required  to  repeat  the procedure for the publication of the shareholders' invitation.

3.   At the request of  shareholders,  representing  the one twentieth (1/20) of the paid up share  capital,  submitted  to the  company  five (5) full days prior to the date of General Assembly, the Board of Directors, is obliged:

     a)   To announce to the  Shareholders'  General  Assembly the amounts paid, for any reason, during the last two years by the Company to members of the Board of Directors or to Managers or other  employees,  as well as any other allowance to these persons or any contract concluded between the company and these persons for any reason.

     b)   To  provide  any piece of  information  required  about the  company's affairs,  to the  extent,  they  are  deemed  useful  for  the  actual evaluation of the agenda.

     The Board of  Directors  may refuse for  justified  reasons to provide  the information  required.  In such case all these reasons  should be expressly mentioned in the minutes.

4.   At the  request of  shareholders,  representing  the one third (1/3) of the paid up share  capital,  submitted to the company within the time limit set in par.  4 above,  and on the  condition  that  such  shareholders  are not represented in the Board of Directors, the Board of Directors is obliged to provide  them  personally  at the session of the General  Assembly or their representatives  prior to the  session  of the  General  Assembly  with any information regarding the course of the company's matters and its assets.

     The Board of Directors may refuse,  for  justified  reasons to provide such information.

     These reasons should be mentioned in the minutes.

5.   In the cases of second  part of par 3 and 4 of this  article,  any doubt in relation to the adequate or not justification of the refusal for the supply of information,  should be brought for judgement  before the Court of First
     Instance  of the area  where the  registered  offices  of the  Company  are situated and are  resolved  through the  latter's  ruling,  which is issued according to the provisions and the procedure of conservative measures.

     Through  the same  ruling  the Court  obliges  the  Company  to supply  the information that it has refused to supply.

6.   At the request of  shareholders,  representing  the one twentieth (1/20) of the paid up share capital, the resolution for any item on the agenda of the general assembly is taken by roll call.

7.   Shareholders  representing  the one  twentieth  (1/20) of the paid up share capital,  are  entitled to submit a request to the  competent  Court in the area of the company's registered office, for the execution of the company's audit,  in case they allege that,  due to the  denounced  actions,  the Law provisions  or  the  Company's  Articles  of  Association  or  the  General
     Assembly's resolution are violated.  Said claims must take place within two years from the date of the approval of the annual  financial  statements in which they relate.

8.   Shareholders,  representing  one third (1/3) of the paid up share  capital, are entitled to submit a request to the competent  Court in the area of the company's  registered  office,  concerning  the  execution of the company's audit,  in case that, as derives from the course of the company's  affairs, the  Company's  management  is not  exercised  in the  way  imposed  by the principles of prudent and fair management. This provision does not apply in case that the applicant minority is represented in the Board of Directors.

9.   The applicant  shareholders  of the previous par 1 - 5, must have deposited according to article 25 of the present deed,  their shares granting to them the right to file an application, from the date of the notification of this application and up to the date of the General Assembly convocation.  And in the case of para.  7and 8, they are obliged to have their shares  deposited with the Fund of Loans and  Deposits or with any other  recognised  Bank in
     Greece up to the issuance of the competent Court's decision.

                                   CHAPTER VI
              Accounting Year - Balance Sheet - Profit distribution
                                   ARTICLE 36

1.   The fiscal year is of twelve months duration,  commencing on January 1st of each year and ending on December 31st of the same year.

     Exceptionally,   the  first   fiscal  year   commences  as  of  the  lawful
     registration,  by the competent  supervising  Authority,  of its resolution approving  the  incorporation  in the  Registry  of  Companies  and ends on
     December 31st 2002.

2.   At the end of each  accounting  year,  the Board of Directors is drawing up the Balance  sheet,  the annual  financial  statements  and its report,  in accordance  with the Law and the provisions of articles 42a, 42b, 42c, 42d,
     42e, 43, 43a, 43b, 132 and 133 of the Codified Law 2190/1920, as same is in force.

     The annual  financial  statements  (balance  sheet etc) are  submitted  for approval in the Ordinary General Assembly and are accompanied by:

     a)   an  explanatory  report  of the  Board  of  Directors,  in  which  are mentioned all company's  assets and  liabilities,  the elements of the loss and profit account,  a detailed list of profits  distribution and its  appendix,  as it is provided in art 43a cases a and b of Codified
          Law 2190/1920, as in force and,

     b)   the auditors' report

3.   The annual financial  statements,  except of the Balance-sheet's  appendix, with  the  audit  certificate,  when an  audit  by  Certified  Auditors  is foreseen,  are  published  at least  twenty  (20) days prior to the General
     Assembly,  in the  newspapers  referred to in art 43b para.  1 and 5 of Law
     2190/1920.

     The annual financial  statements are subject to the publicity procedures in the form and in the  content  on the  basis of  which  the  auditor  or the auditors of the company have drawn up their audit report.

     In case the auditors have remarks to make or deny to express their opinion, then this fact must be  mentioned  in the  published  financial  statements except if this derives from the relevant published audit certificate.

     The annual financial statements in addition to their publication in GRD, it is  permitted  to be  published  also in Euro on the basis of the  exchange parity of GRD - Euro in force at the  closing  date of the  balance  sheet.
     This exchange parity is mentioned in the Appendix.

4.   In order for the General  Assembly to take a  resolution  on the  financial statements approved by the Board of Directors,  this must first be audit by the Company's auditors and signed by:

     a)   The President of the Board of Directors or his deputy and

     b)   The Managing  Director or an authorised  person and in lack of them or if they are the same person as in (a) above,  by a member of the Board of Directors, specifically authorised for said task and

     c)   By the supervisor of the Accounting department.

     In case the persons above have any  objections on the way the balance sheet was  drafted,  as  relates  to  its  legality,  they  should  present  such objections in writing at the General Assembly.

5.   A copy of the  annual  financial  statements,  together  with the  relevant reports of the Board of Directors  and the  auditors  are  submitted by the company to the  Ministry  of Commerce at least 20 days prior to the General
     Meeting

6.   Within  twenty days from the approval of the  financial  statements  by the ordinary General Meeting together with the certified copy of its minutes, a copy of the approved  financial  statements is submitted to the Ministry of
     Commerce.

                                   ARTICLE 37

1.   Net  profits  of  every  financial  year  are  those  resulting  after  the subtraction from the realised gross profits of any expenses,  loss,  lawful amortisation and any other burden of the company.

2.   The distribution of Company's net profits will be effected as follows:

     a.   5% at least of the net profits,  determined  each time by the Ordinary
          General  Assembly,  is  deducted  for  the  formation  of the  regular reserve. This deduction ceases to be obligatory, when the reserves are covering  an amount  equal to one  third  (1/3) of the  paid-up  share capital.  If said reserve is decreased  for any reason  thereof,  this deduction is repeated till the same limit.

     b.   With the reservation of art 44a of C.L.  2190/1920 the amount required for the payment of a first dividend to the  shareholders  is withheld, such dividend being equal to at least 6% of the paid-up share capital, and  according  to Article 45 of C.L.  2190/1920  in  connection  with provisions of Law 148/1967,  as it was amended by Law 876/1979,  art.1 and Law 2753/1999.

     c.   The rest of the net profit is disposed  following a resolution  by the
          General   Assembly,   either  as  an   additional   dividend,   as  an
          extraordinary reserve, as remuneration of the Board of Directors or is inscribed as balance carried forward.

3.   The  distribution  of temporary  dividends or percentages is permitted only if, at least twenty (20) days prior to this  distribution,  the  accounting returns of the company's assets,  are published in one daily newspaper with a wide circulation in the city of Athens and also published in the Bulletin of Societe  Anonyme  and  Limited  Liability  Companies  of the  Government
     Gazette while the accounting returns of the company's assets should also be drawn up and submitted to the competent supervising Authority.

     The  distributed  temporary  dividends may not exceed the one half (1/2) of the net profits as reflected in the accounting returns.

                                   CHAPTER VII
                            Dissolution - Liquidation
                                   ARTICLE 38

1.   The Company is dissolved:

     a.   Upon expiration of its duration,  in accordance with the provisions of the Articles of Association unless the General Assembly has previously decided for an extension.

     b.   By a resolution of the General Assembly.

     c.   When the Company is declared in bankruptcy.

2.   The  concentration  of all the  company  shares  into the hands of a single shareholder shall not entail the dissolution of the company.

                                   ARTICLE 39

In case the total of the Company's  own capitals,  as stipulated in the specimen of the Balance Sheet  provided for in art 42c of CL 2190/1920 as amended by P.D.
409/86, becomes lower than half (1/2) of the paid-up share capital, the Board of
Directors  is obliged to convene the General  Assembly  within a deadline of six
(6) months from the  expiration of the financial year in order to decide whether the Company will be dissolved or another measure will be adopted.

                                   ARTICLE 40

1.   Except  in the  case of  bankruptcy,  the  dissolution  of the  Company  is followed by its liquidation.  In the case of item (a) of par 1 of art 38 of the present  deed,  the Board of Directors  shall act as  liquidator  until liquidators are appointed by the General Assembly.

     In the case of item (b) of the same par of the same  article,  the  General
     Assembly appoints the liquidators by the same resolution.  The liquidators, appointed by the General Assembly, can be two (2) to four (4), shareholders or not, who exercise all the  competencies  of the Board of Directors which are relevant  with the procedure  and purpose of  liquidation,  as such may have been limited by the General Assembly's resolution that are binding for them.

     The  appointment  of  liquidators  results ipso jure in the  termination of authority of the members of the Board of Directors.

2.   The  liquidators  appointed  by the  General  Assembly  are  obliged,  upon assuming  their duties,  to carry out an inventory of the company's  assets and to publish the relevant  balance sheet in the press and in the Bulletin of Societe  Anonyme  and  Limited  Liability  Companies  of the  Government
     Gazette,  a copy of which is also submitted with the competent  supervising
     Authority.

     Said  obligation  exists for the  liquidators at the end of the liquidation according to article 7(ib) C.L 2190/20 as in force.

3.   The  Shareholders'  General  Assembly  retains  all its  rights  during the liquidation. The liquidators must settle without delay, the pending affairs of the company,  convert the company  property into cash, pay off its debts and collect its claims.  They may also proceed to new acts,  provided these serve the liquidation and the interest of the company.  The liquidators may also sell the immovable  property of the company,  the company  business in whole or sectors  thereof,  but after the lapse of four (4) months from its dissolution.

     Within  the time  limit  of four (4)  months  from the  dissolution  of the company,  every  shareholder  and/or  creditor  thereof may demand that the
     Court  of  First  Instance  of the  area of the  registered  office  of the company,  adjudicating  on the basis of  articles  739 seq.  of the Code of
     Civil Procedure to determine the lower selling price or immovable property, sectors or sections or the  entirety of the  company,  whereas its decision binds the  liquidators  and it is not  subject to regular or  extraordinary remedies.

4.   The annual financial statements of the liquidation as well as the financial statements  relating to the end of the liquidation shall be approved by the
     General  Assembly,  which also resolves on the release of liquidators  from every liability.

5.   The  liquidation  loss and profit  accounts,  accompanied  by the  reports, stating the reasons  preventing  its  completion,  are each year  submitted before the Shareholders' General Assembly.

6.   After the liquidation has been completed, the liquidators shall draw up the final  financial  statements  which they shall cause to be published in the
     Bulletin  of  Societe  Anonyme  and  Limited  Liability  Companies  of  the
     Government  Gazzette,  they shall render the  contributions of shareholders and distribute the remaining liquidation proceeds of the Company's property to the shareholders,  pro rata of their  participation in the paid up share capital.

     The liquidation stage can not exceed the five years period from the date of commencement  of the  same,  when the  company  shall be  removed  from the register.  For the  continuation of the liquidation  period beyond the five year period,  special  permission  of the Minister of Commerce is required.
     This stage however can under no circumstances exceed a ten year period.

                                  CHAPTER VIII
                                   ARTICLE 41

1.   The  Company's  share  capital,  referred  to in art 5 of this deed and the shares  corresponding to it, have been undertaken by the founders,  as they are represented and in the following way:

     a.   The  Company  with the company  name  "Cinergy  Global  Power Inc" [as represented] undertook to cover five thousand nine hundred ninety nine
          (5.999) common  registered shares of nominal value three thousand four hundred and seven and a half GRD (3.407,  5) or 10 Euro each and for a total value of GRD twenty  million four hundred forty one thousand and five hundred ninety two and a half (20.441.592, 5) or Euro 59.990 and

     b.   The Company with the company name  `Cinergy  Global  Holdings Inc' [as represented]  undertook to cover one (1)  registered  share of nominal value three thousand four hundred and seven and a half GRD (3.407,  5)
          or 10 Euro

2.   The  founders  [as the  first of them is here  represented]  undertake  the responsibility  to deposit the amount  corresponding to the shares each one of them holds  according to the above,  within the time limit  specified in art 11 of C.L.  2190/1920  in an account  that shall be kept in the name of the Company in any bank that lawfully operates in Greece.

                                   ARTICLE 42

The first Board of Directors  that will manage the  Company's  affairs until the first Ordinary General  Assembly,  which will be convened until the 30th of June
2003, shall consist of:

a)   GERASIMOS ANTONIOS PETROS MICHAEL  CONTOMICHALOS,  son of Pavlos and Grace,
     private employee,  born in Egypt, in 1957,  resident of Athens,Attikis  54,
     Solonos str. holder of Greek passport No I 700584, of Greek nationality and tax registration number 050962774.

b)   DAVID LEE WOZNY, son of Danny and Doris,  private  employee,  born in South bend Indiana,  USA, in 1958, resident of Ohio, USA (5154 Senour Drive, West
     Chester, Ohio 45069), holder of US passport no 155862784, of US nationality and tax registration number 121387716.

c)   DEREK JOHN SPENCER,  son of Alfred John and Violet Alma,  private employee, born in Athens, in 1941, at Staines Middlesex, England, resident of Madrid,
     Spain (Paseo Castellana 23, 28046) holder of British passport no 003989793, of British nationality and tax registration number 121387697.

                                   ARTICLE 43

PricewaterhouseCoopers  SA is appointed as auditors of the Company for its first accounting year.

The auditors are always remunerated by the Company.

For the first  financial year the auditors fees will be determined by a relevant agreement  whereas for the rest financial years their fees will be determined by the respective General Assembly resolution.

A  percentage  of the  auditors'  fees is withheld  and returned to the Economic
Chamber of Greece.

The minimum  amount of the  auditors'  fees,  the  percentage  withheld  and the procedure for its return to the Economic  Chamber of Greece are  determined by a joint  decision  by the  Ministers  of  National  Economy  and  of  Development,
following  an opinion  by the  Central  Management  of the  Economic  Chamber of
Athens.

                                   ARTICLE 44
                        Jurisdiction - General Provision

An announcement of the present deed will be lawfully published,  according to CL
2190/20 as in force and as  amended by the  Presidential  Decrees  409/1986  and
498/1987 and law 2339/1993. For all matters, and for those which are not settled by this deed, the provisions of CL 2190/20, as presently in force, apply.

                                   ARTICLE 45

The appearing  persons -under their capacity- grant with the present the mandate and power to:

a.   Maria  Gialouraki,  daughter of Nikolaos and Fotinis,  registered in Athens
     Bar  Association,  and registered seat in Neo Psihiko (54,  N.Plastira str)
     and
b.   Sofia  Alexopoulou,  daughter of Trifonas  and  Panagiotas,  registered  in
     Athens Bar  Association  and  registered  seat in  Holargo,  Attikis,  (40,
     N.Vitali str)

To act, jointly or severally, the following:

1.   To submit to the competent  supervising  Authority the application required by Law for the  approval  of  these  Articles  of  Association  and for the granting of the license to incorporate said Societe Anonyme.
2.   To sign,  following a suggestion of the competent  Authority,  any notarial deed,  amending  the present  Articles  of  Association  or the  amendments thereof, in relation to any article, notwithstanding the articles referring to the company's capital.
3.   To represent  them before the competent Tax Office and submit any documents required for the  authorisation  of the Company's books and records and for the commencement of the latter's business, and
4.   To  further  grant to  persons  of their  choice  the same or part of their powers.

In this  deed is  present  and signs the  Lawyer of Athens  Elefteria  Ignatidou daughter of Ignatiou and Parthenas,  that has his registered office in Athens 8,
Faidriadon str, and registration number with the Athens Lawyers' Bar: 19.346

His fee of GDR  117.225  plus  1.500  was  paid to the  Treasury  of the  Athens
Lawyers'  Bar, as is evidenced  by the receipt  with number A 50448,  dated July
31st,2001 issued by the Treasury named above, and which is attached hereby.

It is certified,  that according to article 2 of C.L.  2190/1920,  as amended by article 2 of P.D. 409/1986, that the total amount that has been required for the incorporation of the Company is approximately  GDR 915.210 and is wholly paid by the incorporated Company.

I have reminded to the contracting parties the provisions of C.L. 2190/1920,  as is presently in force. The contracting  parties - under the capacity as appeared
- declare that their current residence,  as well as the registered office of the represented  founder  Companies is the one  mentioned  in the  beginning of this deed.

In  attestation  of the above this deed was drafted in seventy two (72)  leaves, with  margins,  and  after it has been  read it was  accepted  by the  appearing parties in its whole context, and is legally signed:

                             THE CONTRACTING PARTIES

                              THE APPEARING LAWYER

                                THE NOTARY PUBLIC